                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     UNITED AMERICAN HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

             Michigan                                         38-2526913
  ------------------------------                          -------------------
  (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                          Identification No.)



         1155 Brewery Park Boulevard, Suite 200, Detroit, MI 48207-9998
    ------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                           1998 STOCK OPTION PLAN, AND
                     STOCK OPTION UNDER EMPLOYMENT AGREEMENT
                            DATED AS OF MAY 11, 1998
                     ---------------------------------------
                            (Full title of the plans)

          Gregory H. Moses, Jr., President and Chief Executive Officer
                     1155 Brewery Park Boulevard, Suite 200
                          Detroit, Michigan 48207-9998
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (313) 393-0200
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                                Proposed
                                                         Proposed                maximum
    Title of securities         Amount to be         maximum offering      aggregate offering        Amount of
     to be registered            registered          price per share              price          registration fee
--------------------------------------------------------------------------------------------------------------------
     Common Shares (1)           500,000 shares          $ 1.125  (2)            $562,500.00
--------------------------------------------------------------------------------------------------------------------
     Common Shares               100,000 shares           $1.38 (3)              $138,000.00
====================================================================================================================
             Total               600,000 shares                                  $700,500.00            $194.74
====================================================================================================================

(1)  No par value ("Common Shares")
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares, as quoted on the New York Stock Exchange, Inc., on March 25, 1999.
(3) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price of the options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference in this registration statement:

     1. The Annual Report of United American Healthcare Corporation (the "Registrant") on Form 10-K for the fiscal year ended June 30, 1998 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. The Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended September 30, 1998 and December 31, 1998 as filed with the Commission pursuant to the Exchange Act, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 30, 1998.

     3. The description of the Registrant's Common Shares included in the Prospectus, dated April 23, 1991 (the "Prospectus"), of the Registrant, included in its Registration Statement on Form S-1 effective April 23, 1991, as filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), under the caption "DESCRIPTION OF CAPITAL STOCK - Common Shares" on page 31 of the Prospectus, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors and officers for breaches of their fiduciary duties. The Articles of Incorporation of the Registrant so limit the liability of directors. The Registrant's Bylaws also provide for indemnification of directors and officers.

     The Articles of Incorporation limit director liability for breaches of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of laws, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) any transaction from which the director derived any improper personal benefit. These provisions, however, do not affect liability under the Securities Act.

     The Michigan Business Corporation Act authorizes a corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred) for any action taken or any failure to take any action as a director or officer, except for liability for specified acts. The provisions of the Registrant's Bylaws relating to indemnification of directors and officers limit director, officer and employee liability to the fullest extent permitted by Michigan Law. The provisions of the Michigan Business Corporation Act are broad enough to permit indemnification with respect to liabilities arising under the Securities Act or the Michigan Uniform Securities Act.

     In addition, the Registrant has obtained directors' and officers' liability insurance. The policy provides for $20,000,000 in coverage, including liabilities under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1   Restated Articles of Incorporation, incorporated by reference to
           Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 effective April 23, 1991, as filed with the Commission pursuant to the Securities Act

     5.1   Opinion of Honigman Miller Schwartz and Cohn.

     23.1  Consent of KPMG LLP

     23.2  Consent of Grant Thornton LLP

     23.3 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

     24.1 Powers of Attorney (included after the signature of the Registrant contained on page 5 of this Registration Statement)



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

     99.1 United American Healthcare Corporation 1998 Stock Option Plan, incorporated by reference to Exhibit 10.41 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998

     99.2 Employment Agreement between Gregory H. Moses, Jr. and the Registrant dated May 11, 1998, incorporated by reference to Exhibit 10.38 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998

ITEM 9.    UNDERTAKINGS.

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                      Provided, however, that paragraphs (a)(1)(i) and
           (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




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


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The consolidated financial statements incorporated in this Registration Statement and in the Prospectus related to this Registration Statement by reference have been audited by KPMG LLP, independent accountants, or by Grant Thornton LLP, independent accountants, as stated in their respective reports which are incorporated in this Registration Statement and such Prospectus by reference, and have been so incorporated in reliance upon the reports of such firms given upon the authority of such firms as experts in accounting and auditing.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on March 26, 1999.

                                  UNITED AMERICAN HEALTHCARE CORPORATION

                                  By:      /s/ GREGORY H. MOSES, JR.
                                     -------------------------------------------
                                           Gregory H. Moses, Jr.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of UNITED AMERICAN HEALTHCARE CORPORATION, a Michigan corporation (the "Registrant"), hereby constitutes and appoints Gregory H. Moses, Jr. and William C. Brooks, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant's Common Shares, no par value, pursuant to the United American Healthcare Corporation 1998 Stock Option Plan and pursuant to the Stock Option granted to Gregory H. Moses, Jr. under his Employment Agreement dated May 11, 1998 with the Registrant, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                            TITLE                            DATE
---------                                            -----                            ----

/s/ GREGORY H. MOSES, JR.                  President, Chief Executive             March 22, 1999
-----------------------------------          Officer, Director (Principal
Gregory H. Moses, Jr.                        Executive Officer)


/s/ ANITA C.R. GORHAM                      Director                               March  8, 1999
-------------------------------------
Anita C.R. Gorham

/s/ WILLIAM C. BROOKS                      Director                               March  7, 1999
-------------------------------------
William C. Brooks

/s/ JULIUS V. COMBS, M.D.                  Director                               March  8, 1999
-------------------------------------
Julius V. Combs, M.D.

(SIGNATURES CONTINUED ON NEXT PAGE)


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


(SIGNATURES CONTINUED FROM PRIOR PAGE)

SIGNATURE                                        TITLE                                 DATE
---------                                        -----                                 ----
/s/ WILLIAM B. FITZGERALD                  Director                               March 17, 1999
------------------------------------
William B . Fitzgerald

/s/ DARREL W. FRANCIS                      Director                               March 10, 1999
-------------------------------------
Darrel W. Francis

/s/ HARCOURT G. HARRIS, M.D.               Director                               March  8, 1999
-------------------------------------
Harcourt G. Harris, M.D.

/s/ PEARL M. HOLFORTY                      Director                               March  5, 1999
------------------------------------
Pearl M. Holforty

/s/ RONALD M. HORWITZ, Ph.D.               Director                               March  6, 1999
-------------------------------------
Ronald M. Horwitz, Ph.D.

/s/ EMMETT S. MOTEN, JR.                   Director                               March 10, 1999
-------------------------------------
Emmett S. Moten, Jr.


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



                                INDEX TO EXHIBITS


Exhibit
Number                             Description
------                             -----------

4.1        Restated Articles of Incorporation, incorporated by reference to
           Exhibit 3.1 to the Registrant's Registration Statement on
           Form S-1 effective April 23, 1991, as filed with the Commission pursuant to the Securities Act.

5.1        Opinion of Honigman Miller Schwartz and Cohn.

23.1       Consent of KPMG LLP.

23.2       Consent of Grant Thornton LLP

23.3 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney (included after the signature of the Registrant contained on page 5 of this Registration
           Statement).

99.1       United American Healthcare Corporation 1998 Stock Option
           Plan, incorporated by reference to Exhibit 10.41 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

99.2 Employment Agreement between Gregory H. Moses, Jr. and the Registrant dated May 11, 1998, incorporated by reference to Exhibit 10.38 to the Registrant's Annual Report on
           Form 10-K for the fiscal year ended June 30, 1998.